Crown Cork & Seal Company, Inc.
                     Exhibit 21 - Subsidiaries of Registrant

                                     1 of 4

                                                             STATE OR COUNTRY OF
                                                               INCORPORATION OR
      NAME                                                        ORGANIZATION

Crown Cork & Seal Company, Inc.                                     Pennsylvania
Crown Cork & Seal Company (PA) Inc.                                 Pennsylvania
Nationwide Recyclers, Inc.                                          Pennsylvania
CONSTAR, Inc.                                                       Pennsylvania
Golden Aluminum Company                                             Colorado
AH Packaging Co.                                                    Delaware
CONSTAR INTERNATIONAL INC                                           Delaware
CarnaudMetalbox Enterprises, Inc.                                   Delaware
CarnaudMetalbox Investments (USA),  Inc.                            Delaware
CarnaudMetalbox Holdings (USA), Inc.                                Delaware
Crown Cork & Seal Holdings, Inc.                                    Delaware
Crown Cork & Seal Technologies Corporation                          Delaware
Crown Cork & Seal Company (USA), Inc.                               Delaware
Crown Financial Management, Inc.                                    Delaware
Crown Overseas Investments Corporation                              Delaware
Crown Beverage Packaging, Inc.                                      Delaware
Risdon - AMS (USA), Inc.                                            Delaware
Zeller Plastik, Inc.                                                Delaware
Central States Can Company of Puerto Rico, Inc.                     Ohio
Aluplata SA                                                         Argentina
Crown Cork de Argentina S.A                                         Argentina
Crown Cork & Seal (Barbados) Foreign Sales Corporation              Barbados
CMB Packaging International NV                                      Belgium
Crown Cork Company (Belgium) N.V                                    Belgium
Crown Cork Coordination Center, N.V                                 Belgium
Speciality Packaging Belgie NV                                      Belgium
Crown Brasil Holding Ltd.                                           Brazil
Crown Cork Embalagens S.A                                           Brazil
Crown Cork do Nordeste Ltd.                                         Brazil
Crown Cork Tampas Plasticos, S.A                                    Brazil
Crown Cork & Seal Canada Inc.                                       Canada
Risdon - AMS (Canada), Inc.                                         Canada
Crown Cork de Chile, S.A.I                                          Chile
Beijing CarnaudMetalbox Co., Ltd.                                   China
Beijing Crown Can Co., Ltd.                                         China
CarnaudMetalbox Huapeng (Wuxi) Closures Co., Ltd.                   China
Foshan Crown Can Company, Limited                                   China
Foshan Crown Easy-Opening Ends Co., Ltd.                            China
Huizhou Crown Can Co., Ltd.                                         China
Shanghai Crown Packaging Co., Ltd.                                  China
Jiangmen Zeller Plastik, Ltd.                                       China
Crown Litometal S.A                                                 Colombia

                         Crown Cork & Seal Company, Inc.
                     Exhibit 21 - Subsidiaries of Registrant

                                     2 of 4

                                                             STATE OR COUNTRY OF
                                                               INCORPORATION OR
      NAME                                                        ORGANIZATION

Crown Colombiana, S.A                                               Colombia
Crown Cork de Puerto Rico, Inc.                                     Delaware
Astra Plastique                                                     France
AMS Packaging                                                       France
CarnaudMetalbox                                                     France
CarnaudMetalbox Alimentaire France                                  France
CarnaudMetalbox Capsules SA                                         France
CarnaudMetalbox Group Services                                      France
CarnaudMetalbox Industries                                          France
CarnaudMetalbox Plastique SA                                        France
CarnaudMetalbox Sante Beaute                                        France
CMB Plastique                                                       France
Crown Cork & Seal Finance S.A                                       France
Crown Cork Company (France) S.A                                     France
Crown Development SNC                                               France
Crown Financial Corporation  France S.A                             France
Polyflex                                                            France
Societe Bourguignonne D'Applications Plastiques                     France
Societe de Participations Entrangers CarnaudMetalbox                France
Societe de Participations CarnaudMetalbox                           France
Societe De Mecanique Generale                                       France
Societe Francasie De Development De La Boite Boisson                France
Zeller Plastik France                                               France
Blechpackungswerk Eberswalde GmbH                                   Germany
CarnaudMetalbox Deutschland GmbH                                    Germany
CarnaudMetalbox Nahrungsmitteldosen GmbH                            Germany
CarnaudMetalbox Plastik Holding GmbH                                Germany
CMB Nordstar Verpakkungen                                           Germany
Crown Bender (Germany) GmbH                                         Germany
Crown Cork Holding GmbH                                             Germany
Eberswalde Verpackungen GmbH                                        Germany
Stephan & Hoffman Blechverpackungen GmbH                            Germany
Wehrstedt GmbH                                                      Germany
Zeller Plastik GmbH                                                 Germany
Zuchner Gruss Metallverpackungen GmbH                               Germany
Zuchner Metallverpackugen GmbH                                      Germany
Zuchner Verpackugen GmbH & Co                                       Germany
Zuchner Verschlusse GmbH                                            Germany
Hellas Can Packaging Manufacturers                                  Greece
Crown Can Hong Kong Limited                                         Hong Kong
CarnaudMetalbox Magyarorszag                                        Hungary
CONSTAR International Plastics KFT                                  Hungary
CarnaudMetalbox Italia SRL                                          Italy
CMB Italcaps SRL                                                    Italy

                         Crown Cork & Seal Company, Inc.
                     Exhibit 21 - Subsidiaries of Registrant

                                     3 of 4

                                                      STATE OR COUNTRY OF
                                                       INCORPORATION OR
      NAME                                                ORGANIZATION
Crown Cork Company (Italy) S.P.A                            Italy
FABA Sud Spa                                                Italy
Nuova Sirma                                                 Italy
Reggiani SRL                                                Italy
Superbox Aerosols SRL                                       Italy
Superbox Contenitori per Bevande SRL                        Italy
Zeller Plastik Italia SPA                                   Italy
CarnaudMetalbox Kenya                                       Kenya
Societe Malgache D'Emgallages Metalliques                   Madagascar
CarnaudMetalbox Bevcan SDN BHD                              Malaysia
Crown Cork de Mexico, S.A                                   Mexico
Envases Generales Crown, S.A. DE C.V                        Mexico
CarnaudMetalbox Maroc                                       Morocco
Crown Cork Company (Morocco) S.A                            Morocco
CarnaudMetalbox NV                                          The Netherlands
CMB Closures Benelux BV                                     The Netherlands
CMB Promotional Packaging (Netherlands) BV                  The Netherlands
CONSTAR International Holland B.V                           The Netherlands
Crown Cork Company (Holland) B.V                            The Netherlands
Crown Cork Mijdrecht B.V                                    The Netherlands
Crown Cork Netherlands Holding B.V                          The Netherlands
Speciality Packaging Nederland BV                           The Netherlands
CarnaudMetalbox Nigeria PLC                                 Nigeria
CarnaudMetalbox Tworzyna Sztuczne SP Z.O.D                  Poland
Gopak Metal Packaging                                       Poland
CMB Colep Embalagens SA                                     Portugal
Crown Cork & Seal (Portugal) S.A                            Portugal
CarnaudMetalbox (Asia-Pacific) Holdings PTE Ltd.            Singapore
CarnaudMetalbox Asia Limited                                Singapore
CarnaudMetalbox Closures Asia Pacific Ltd                   Singapore
CarnaudMetalbox Packaging PTE Limited                       Singapore
CarnaudMetalbox Slovakia Spol. S.R.O                        Slovakia
Crown Cork Company, S.A. (Pty) Ltd.                         South Africa
Crown Investment Holdings (Pty) Ltd.                        South Africa
CMB Envases Alimentarios SA                                 Spain
Crown Cork Company Iberica (Spain) S.A                      Spain
Envases CarnaudMetalbox SA                                  Spain
Envases de Bebidas SA                                       Spain
Envases Metalicos Namlleu SA Manlleu                        Spain
Envases Metalner SA                                         Spain
Envases Murcianos SA                                        Spain

                         Crown Cork & Seal Company, Inc.
                     Exhibit 21 - Subsidiaries of Registrant

                                     4 of 4

                                                       STATE OR COUNTRY OF
                                                         INCORPORATION OR
      NAME                                                 ORGANIZATION

Risdon Productos de Metal LTDA                              Spain
Crown Obrist                                                Switzerland
CarnaudMetalbox Tanzania Limited                            Tanzania
CarnaudMetalbox (Thailand) PLC                              Thailand
CarnaudMetalbox Bevcan Limited                              Thailand
Crown Cork & Seal (Thailand) Co., Ltd.                      Thailand
ZPJK (Thailand) Co., Ltd.                                   Thailand
CarnaudMetalbox Ambalaj Sanayi
  Ve Ticaret Anonim Sirketi                                 Turkey
CMB Plaspak Plastic Ambalaj Sanayi  AS                      Turkey
CONSTAR Ambalaj Sanayi Ve Ticaret A.S                       Turkey
Emirates Can Company, Ltd. (Dubai, UAE)                     United Arab Emirates
CarnaudMetalbox Bevcan PLC                                  United Kingdom
CarnaudMetalbox Closures PLC                                United Kingdom
CarnaudMetalbox Engineering PLC                             United Kingdom
CarnaudMetalbox Group UK Limited                            United Kingdom
CarnaudMetalbox Holdings (UK) Limited                       United Kingdom
CarnaudMetalbox Overseas Limited                            United Kingdom
CarnaudMetalbox PLC                                         United Kingdom
CMB Bottles and Closures                                    United Kingdom
CONSTAR International U.K., Ltd.                            United Kingdom
Crown Cork & Seal Finance PLC                               United Kingdom
Crown UK Holdings  Ltd.                                     United Kingdom
Risdon Limited                                              United Kingdom
Speciality Packaging (UK) PLC                               United Kingdom
The Crown Cork Company Limited                              United Kingdom
United Closures & Plastic PLC                               United Kingdom
Zeller Plastik UK Limited                                   United Kingdom
CarnaudMetalbox (Saigon) Limited                            Vietnam
Crown Vinalimex Packaging, Ltd.                             Vietnam
CarnaudMetalbox (Zimbabwe) Ltd.                             Zimbabwe
Crown Cork Company 1958 PVT Ltd.                            Zimbabwe

(1) The list includes only consolidated subsidiaries which are directly owned or indirectly owned by the Registrant.

(2) In accordance with Regulation S-K, Item 601(b)(22)(ii), the names of certain subsidiaries have been omitted from the foregoing list. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02 (w).